Schedule a

(as of October 1, 2020)

Fund

Series	ANNUAL RATE OF AVERAGE DAILY NET ASSETS	EFFECTIVE DATE
First Trust Low Duration Strategic Focus ETF	0.20%	12/19/2018
FT Cboe Vest U.S. Equity Buffer ETF - August	0.85%	11/1/2019
FT Cboe Vest U.S. Equity Deep Buffer ETF - August	0.85%	11/1/2019
FT Cboe Vest U.S. Equity Buffer ETF - November	0.85%	11/1/2019
FT Cboe Vest U.S. Equity Deep Buffer ETF - November	0.85%	11/1/2019
FT Cboe Vest U.S. Equity Buffer ETF – February	0.85%	02/05/2020
FT Cboe Vest U.S. Equity Deep Buffer ETF - February	0.85%	02/05/2020
First Trust TCW Securitized Plus ETF	0.75%	04/06/2020
FT Cboe Vest U.S. Equity Buffer ETF – May	0.85%	05/01/2020
FT Cboe Vest U.S. Equity Deep Buffer ETF - May	0.85%	05/01/2020
First Trust Multi Manager Large Cap Growth ETF	0.85%	05/15/2020
FT Cboe Vest U.S. Equity Buffer ETF – June	0.85%	06/01/2020
FT Cboe Vest U.S. Equity Deep Buffer ETF – June	0.85%	06/01/2020
FT Cboe Vest U.S. Equity Buffer ETF – July	0.85%	07/01/2020
FT Cboe Vest U.S. Equity Deep Buffer ETF - July	0.85%	07/01/2020
FT Cboe Vest Fund of Buffer ETFS	0.20%	08/10/2020
FT Cboe Vest U.S. Equity Buffer ETF – September	0.85%	09/01/2020
FT Cboe Vest U.S. Equity Deep Buffer ETF - September	0.85%	09/01/2020
FT Cboe Vest U.S. Equity Buffer ETF – October	0.85%	10/05/2020
FT Cboe Vest U.S. Equity Deep Buffer ETF - October	0.85%	10/05/2020